      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1998
                                                       REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                        D & K HEALTHCARE RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                 5122                        43-1465483
 (STATE OR OTHER JURISDICTION             (PRIMARY STANDARD INDUSTRIAL          (IRS EMPLOYER
  OF INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)       IDENTIFICATION NO.)



           8000 MARYLAND AVENUE, SUITE 920, ST. LOUIS, MISSOURI 63105
                                 (314) 727-3485
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ______________________
                             J. HORD ARMSTRONG, III
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        D & K HEALTHCARE RESOURCES, INC.
           8000 MARYLAND AVENUE, SUITE 920, ST. LOUIS, MISSOURI 63105
                                 (314) 727-3485

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           __________________________
                                 WITH COPIES TO:
                           JOHN L. GILLIS, JR., ESQ.
                     ARMSTRONG, TEASDALE, SCHLAFLY & DAVIS
                      ONE METROPOLITAN SQUARE, SUITE 2600
                         ST. LOUIS, MISSOURI 63102-2740
                                 (314) 621-5070
                         ____________________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]_______
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ] _______
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX.[ ]

                           __________________________
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                  Proposed Maximum     Proposed Maximum
         Title Of Each Class Of                Amount To Be         Offering Price          Aggregate          Amount Of
      Securities To Be Registered               Registered            Per Share*         Offering Price*    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share................................     59,880 shares           $19.6875            $1,178,888             $348
=============================================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on June 12, 1998.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                   SUBJECT TO COMPLETION, DATED JUNE 15, 1998

PROSPECTUS



                                  59,880 SHARES



                        D & K HEALTHCARE RESOURCES, INC.



                                  COMMON STOCK

                                 ______________

     This Prospectus relates to 59,880 shares (the "Shares") of the Common Stock of D & K Healthcare Resources, Inc., a Delaware corporation (the "Company"), being registered by the Company pursuant to the terms of a Promissory Note dated March 17, 1998 (the "Note") executed by the Company in favor of Ricky Plotnick (the "Selling Stockholder"). See "Selling Stockholder."

      The Shares may be offered for sale by the Selling Stockholder from time to time in transactions on the Nasdaq National Market or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholder" and "Plan of Distribution."

      This Prospectus may be used by the Selling Stockholder or by any broker-dealer who may participate in sales of the Shares. The Selling Stockholder will pay all commissions, transfer taxes and other expenses associated with the sale of the Shares by him.

      The Company will not receive any of the proceeds from the sale of the Shares being sold by the Selling Stockholder. The Company has agreed to bear certain expenses in connection with the registration of the Shares being sold by the Selling Stockholder.

      The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "DKWD." On June 11, 1998, the closing sale price of the Common Stock on Nasdaq was $20.00 per share.

      The Company does not know whether or when any offers or sales of the Shares covered by this Prospectus will be made, or what the price, terms or conditions of any such offers or sales will be.



   PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION DISCUSSED UNDER THE CAPTION "RISK FACTORS" AT PAGE 5.

                           _________________________
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                           _________________________





                   THE DATE OF THIS PROSPECTUS IS JUNE    , 1998

                              AVAILABLE INFORMATION



      The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement for further information pertaining to the Company and the Shares. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.



      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission may be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison St., Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy and information statements and other information concerning the Company may be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006. The Company is required to file electronic versions of certain documents through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Commission are incorporated herein by reference:


      (1) The Company's Annual Report on Form 10-K for the year ended March 28, 1997 filed with the Commission on June 26 1997;

      (2) The Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on July 11, 1997;

      (3) The Company's Amendment to its Annual Report on Form 10-KA for the year ended March 28, 1997 filed with the Commission on March 30, 1998;

      (4) The Company's Report on Form 8-K filed with the Commission on July 11, 1997;

      (5) The Company's Transition Report on Form 10-Q for the transition period from March 29, 1997 to June 30, 1997 filed with the Commission on August 14, 1997;

      (6) The Company's Transition Report on Form 10-Q/A for the transition period from March 29, 1997 to June 30, 1997 filed with the Commission on August 18, 1997;

      (7) The Company's Report on Form 8-K filed with the Commission on October 2, 1997;

      (8) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed with the Commission on November 12, 1997;

      (9) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 filed with the Commission on February 13, 1998;

      (10) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 14, 1998; and

      (11) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-1 dated September 1, 1992 (File No. 33-48730), including any amendment or reports filed for the purpose of updating such description.



      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: D & K Healthcare Resources, Inc., 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105, attention:
Daniel E. Kreher, Telephone: (314) 727-3485.

                                   THE COMPANY



      The Company is a regional wholesale distributor of pharmaceutical and related health care products. From its facilities in Cape Girardeau, Missouri, Lexington, Kentucky and Minneapolis, Minnesota, the Company distributes a broad range of pharmaceuticals, health and beauty aids and related products to its customers in 20 states in the Midwest and South. The Company's customer base includes independent drug stores, chain drug companies, hospitals, alternate site care facilities and organizations specializing in managed care. Through its wholly owned Viking Computer Services subsidiary, the Company offers SCRIPTMASTER, a sophisticated pharmacy systems software product. The Company also owns a 50% equity interest in Pharmaceutical Buyers, Inc. ("PBI"), a leading alternate site group purchasing organization ("GPO").



      The Company was organized in December 1987 by J. Hord Armstrong, III, the Chairman and Chief Executive Officer of the Company, and another individual in order to acquire Delta Wholesale Drug, Inc. ("Delta") and W. Kelly Company ("Kelly"). Delta and Kelly were merged into the Company in April 1993. In August 1997, the Company changed its corporate name from "D & K Wholesale Drug, Inc." to "D & K Healthcare Resources, Inc."Unless the context otherwise indicates, references to the "Company" refer to D & K Healthcare Resources, Inc. and its present and former subsidiaries.

      Building upon its strength with independent and chain drug pharmacies, the Company is actively involved in expanding business with customers in the Managed Care market sectors. The Company's marketing program to customers in each of these sectors emphasizes customer benefits of the Company's cost competitiveness and advanced systems, such as the Company's PARTNERS and FOCUS software programs for pharmacies and its proprietary RESOURCE(TM) software system which enables hospitals and managed care organizations, as well as retailers, to order from the Company electronically, obtain the best price available, maintain contract compliance and better manage their purchasing functions. The Company's goal is for each of the independent retail pharmacy, the retail pharmacy chain and the hospital, clinic and managed care markets to account for approximately 33% of the Company's net sales.



      The Company is a Delaware corporation with its principal executive office located at 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105; its telephone number is (314) 727-3485.

                                  RISK FACTORS



      Prospective investors should carefully consider the following risk factors in addition to the other information set forth in this Prospectus, in evaluating the Company and its business before purchasing shares of the Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. Future events and the Company's actual results could differ materially from those contemplated by such forward-looking statements. It should be recognized that risks in addition to those set forth below may be significant, presently or in the future, and the risks set forth below may affect the Common Stock or the Company to a greater or lesser extent than indicated.

COMPETITION

       The wholesale distribution of pharmaceuticals, health and beauty aids, and other healthcare products is highly competitive, with national and regional distributors competing primarily on the basis of service and price. Other competitive factors include delivery service, credit terms, breadth of product line, customer support and merchandising and marketing programs. The Company competes with large, national distributors such as McKesson Corporation, Bergen Brunswig Corporation, Cardinal Health, Inc., Bindley-Western Industries, Inc. and AmeriSource Health Corporation, as well as with local and regional wholesalers, manufacturers and mail order and specialty distributors. Certain of the Company's competitors have significantly greater financial and marketing resources than the Company. There can be no assurance that the Company will not encounter increased competition in the future that could adversely affect the Company's business.

REGULATORY MATTERS

      The Company, as a distributor of certain controlled substances and prescription pharmaceuticals, is required to register with and obtain licenses and permits from certain federal and state agencies and must comply with operating and security measures prescribed by those agencies. The Company is also subject to the 1987 Prescription Drug Marketing Act, an amendment to the federal Food, Drug and Cosmetic Act, which regulates certain conditions pertaining to the purchase and distribution of prescription pharmaceuticals. The Company believes that it is in substantial compliance with all federal and state statutes and regulations concerning its activities. There can be no assurance that future changes in applicable laws or regulations will not have an adverse effect on the Company's business.

NO ASSURANCE OF SUCCESSFUL EXPANSION THROUGH ACQUISITIONS

      One aspect of the Company's growth and operating strategy is to expand within its geographic markets and into contiguous markets through selected acquisitions of other drug wholesalers and companies in related businesses, as well as through internal growth. There can be no assurance, however, that suitable acquisition candidates will be identified, that acquisitions can be consummated on acceptable terms, that appropriate financing can be arranged or that any acquired companies can be integrated successfully into the Company's operations. Failure to accomplish future acquisitions could limit the Company's revenues and earnings potential. Although the Company regularly reviews possible acquisition candidates, no negotiations by the Company are currently pending, and the Company has no commitments, understandings or arrangements with respect to any specific acquisitions.

DEPENDENCE ON KEY PERSONNEL

      The Company is dependent on the services of its senior management, the loss of certain members of whom could adversely affect the Company. None of the Company's senior management have entered into employment agreements or non-competition agreements with the Company. There can be no assurance that the services of these individuals or any other members of senior management will continue to be available to the Company.

DEPENDENCE ON SUPPLY CONTRACTS

      The Company has supply agreements with substantially all leading manufacturers for the wholesale purchase of pharmaceuticals and other products. During fiscal 1997, the Company's 10 largest suppliers accounted for more than 45% (by dollar volume) of the Company's purchases. The loss of a contract with a principal supplier could possibly adversely affect the Company's business, because many suppliers are the sole manufacturers of certain pharmaceuticals under their exclusive patents. To continue serving its customers, the Company would have to purchase these patented pharmaceuticals from other distributors on less favorable terms. The majority of the Company's contracts with suppliers are terminable upon 30 days' notice by either party.

CLASSIFIED BOARD OF DIRECTORS

      The Company's Certificate of Incorporation provides that the Board of Directors of the Company is divided into three classes, with three-year staggered terms. The classified board provision could increase the likelihood that, in the event an outside party acquired a controlling block of the Company's stock, incumbent directors nevertheless would retain their positions for a substantial period, which may have the effect of discouraging, delaying or preventing a change in control of the Company. The possible impact on takeover attempts could adversely affect the price of the Common Stock.

NO DIVIDENDS

      The Company has never paid a dividend and currently anticipates that, after completion of the Offering, all of its earnings will be retained for development and expansion of the Company's business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

CHANGING UNITED STATES HEALTHCARE ENVIRONMENT

      In recent years, the healthcare industry has undergone significant change driven by various efforts to reduce costs, including potential national healthcare reform, trends toward managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgery supply distributors and the development of large, sophisticated purchasing groups. The Company cannot predict whether any healthcare reform efforts will be enacted and what effect or to what extent any such reforms may have on the Company, its practices and products or its customers and suppliers. Changes in governmental support of healthcare services, the method by which such services are delivered, the prices for such services or other legislation or regulations governing such services or mandated benefits may have a material adverse effect on the Company's results of operations.

DEPENDENCE ON PAYORS AND REIMBURSEMENT RELATED RISKS

      The profitability of the Company depends in part on reimbursement provided by third party payors. Efforts by traditional third party payors to contain or reduce healthcare costs and the increasing influence of managed care payors such as health maintenance organizations in recent years have resulted in reduced rates of reimbursement. If these trends continue, they could adversely affect the Company's results of operations unless the Company can implement measures to offset the loss of revenues and decreased profitability.

RISKS RELATED TO SHIPPING

      Shipping is a significant expense in the operation of the Company's business. Accordingly, any significant increase in shipping rates could have an adverse affect on the Company's results of operations. Similarly, strikes or other service interruptions by the Company's shippers would adversely affect the Company's ability to deliver products to its customers on a timely basis and could adversely affect the Company's relations with its customers.

RISK OF PROFESSIONAL LIABILITY; AVAILABILITY OF INSURANCE

      The Company's business exposes it to risks that are inherent in the distribution or provision of pharmaceuticals and the provision of ancillary services. Although the Company currently maintains professional liability and products liability insurance, there can be no assurance that the coverage limits of such insurance will be adequate to protect the Company against future claims. In addition, there can be no assurance that the Company will be able to maintain professional liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities.

CONCENTRATION OF CUSTOMERS

      During fiscal 1997, the Company's largest 10 customers accounted for approximately 47.2% of the Company's total net sales. Significant declines in the level of purchases by one or more of these customers could have a material adverse affect on the Company's business and results of operations. Additionally, an adverse change in the financial condition of any of these customers, including an adverse change as a result of a change in governmental or private reimbursement programs, could have a material adverse effect on the Company.

SEASONALITY

      The Company's business has been subject to slight seasonal selling patterns. In particular, pharmaceuticals sales tend to increase during the fall and winter months due to greater incidence of colds and flu.

                                 USE OF PROCEEDS



      The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholder.


      The Company will bear all costs (excluding any brokerage fees, underwriting discounts and selling commissions and expenses incurred by the Selling Stockholder for legal services), fees and expenses incurred in effecting the registration of the Shares covered by this Prospectus, including, without limitation, all registration and filing fees required under federal and state securities laws, fees and expenses of counsel for the Company and fees and expenses of accountants for the Company.



                               SELLING STOCKHOLDER



      The following table sets forth, to the knowledge of the Company, certain information regarding beneficial ownership of the Common Stock of the Company by the Selling Stockholder and as adjusted to give effect to the sale of all of the Shares being registered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholder may offer the Shares for resale from time to time. The Shares are being registered by the Company pursuant to the terms of the Note.





                             SHARES BENEFICIALLY OWNED PRIOR        MAXIMUM            SHARES BENEFICIALLY
                                       TO OFFERING (1)(2)          NUMBER OF                  OWNED
                             -------------------------------         SHARES               AFTER OFFERING
                                                                     BEING             -------------------
NAME                             NUMBER          PERCENT            OFFERED               NUMBER           PERCENT
----                             ------          -----------       -------               ------           -------
Ricky Plotnick                   151,580           4.14%            59,880                91,700            2.51%




      (1)     Represents sole voting and investment power.

      (2) Includes the 59,880 shares being offered hereby and 30,000 shares subject to options held by the Selling Stockholder.

                              PLAN OF DISTRIBUTION



      The Company has been advised that the Selling Stockholder may sell Shares from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).



      The Selling Stockholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as the term is defined in the Securities Act and any commissions received by them as profit or any resale of the Shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Company knows of no existing arrangements between the Selling Stockholder and any other stockholder, broker-dealer, underwriter or agent relating to the sale or distribution of the Shares.



                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Armstrong, Teasdale, Schlafly & Davis, St. Louis, Missouri, a partnership including professional corporations.



                                     EXPERTS


      The consolidated financial statements of the Company and the schedule thereto included or incorporated by references in the Company's Annual
Report on on Form 10-K for the fiscal year ended March 27, 1998, as amended, have been audited by Arthur Andersen LLP, independent public accountant, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                ----------------







              TABLE OF CONTENTS
                                                              Page

      Available
      Information..................................             2
      Incorporation of Certain
        Documents by Reference.....................             3
      The Company..................................             4
      Risk Factors.................................             5
      Use of Proceeds..............................             7
      Selling Stockholder..........................             7
      Plan of Distribution.........................             8
      Legal Matters................................             8
      Experts......................................             8


                                 ---------------




                                  59,880 SHARES


                                D & K HEALTHCARE

                                 RESOURCES, INC.



                                  COMMON STOCK




                               -------------------
                               P R O S P E C T U S
                               -------------------




                                   June    , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
              SEC Registration Fee.................................................$     348
              Nasdaq National Market Listing Fee...................................    2,000
              Legal Fees and Expenses..............................................    4,200
              Auditors' Fees and Expenses..........................................    5,000
              Miscellaneous Expenses...............................................    1,452
              Total................................................................$  13,000
                                                                                   =========

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Article 8.B of the registrant's Certificate of Incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons who the Registrant may indemnify under Section 145.

      Article 8.A of the Registrant's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability as a result of (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) an act related to the unlawful stock repurchase or redemption or payment of a dividend under Section 174 of the Delaware General Corporation Law; and
(iv) transactions from which the director derived an improper personal benefit.

      Article VII of the registrant's By-laws provides, in general, that the Registrant shall indemnify its directors and officers to the full extent allowed under the law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (A)      EXHIBITS.

    A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated herein by reference.

         (B)      FINANCIAL STATEMENT SCHEDULES.

                  None.

ITEM 17.   UNDERTAKINGS.

      A.   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, of individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undertaking required by Item 512(h) of Regulation S-K is set forth in the last paragraph of Item 15 above.

      C. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the day of June, 1998.


                                         D & K Healthcare Resources, Inc.

                                         By:   /s/ J. HORD ARMSTRONG, III
                                           --------------------------------
                                                   J. Hord Armstrong, III
                                           Chairman and Chief Executive Officer

    Each person whose signature appears below constitutes and appoints J. Hord Armstrong and Martin D. Wilson his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                          Title                                          Date
--------                                           ------                                         ----
 /s/ J. HORD ARMSTRONG , III                Chairman, Chief Executive Officer,                 June 10, 1998
-----------------------------                     Treasurer and Director
     J. Hord Armstrong, III                   (Principal Financial Officer)


 /s/ MARTIN D. WILSON                       President, Chief Operating Officer,                June 10, 1998
-----------------------------                       Secretary and Director
     Martin D. Wilson


 /s/ DANIEL E. KREHER                       Vice President, Finance & Administration           June 10, 1998
-----------------------------                   (Principal Accounting Officer)
     Daniel E. Kreher


 /s/ RICHARD F. FORD                        Director                                           June 10, 1998
-----------------------------
     Richard F. Ford


 /s/ BRYAN H. LAWRENCE                      Director                                           June 10, 1998
-----------------------------
     Bryan H. Lawrence


 /s/ ELLIOT H. STEIN                        Director                                           June 10, 1998
-----------------------------
     Elliot H. Stein


 /s/ ROBERT E. KORENBLAT                    Director                                           June 10, 1998
-----------------------------
     Robert E. Korenblat

-----------------------------
Thomas F. Patton                            Director


-----------------------------               Director
J. David McKay

-----------------------------               Director
James M. Usdan

                                  EXHIBIT INDEX



EXHIBIT NUMBER                                    DESCRIPTION
--------------                                    -----------

        2.1                 Asset Purchase Agreement, by and between registrant and Malone & Hyde, Inc., filed as
                            Exhibit 2.4 to registrant's Annual Report on Form 10-K for the year ended April 1,
                            1994 is incorporated herein by this reference.



        2.2                 Stock Purchase Agreement, dated October 25, 1994, by and among registrant, Northern Drug
                            Company, G. Jay Coughlin, Amy Goldfine, Dan W. Goldfine, Erwin L. Goldfine, John J.
                            Goldfine, Manley M. Goldfine, Steven B. Goldfine, Gene W. Halverson and William D.
                            Watters, filed as Exhibit 2 to registrant's Current Report on Form 8-K dated
                            October 25, 1994 is incorporated herein by this reference.



        2.3                 Agreement and Plan of Merger, dated February 13, 1995, by and among Krelitz Industries,
                            Inc., Barry M. Krelitz, Annetta J. Krelitz, Annetta J. Krelitz Trustee under certain trusts FBO Lori M. Krelitz, Michael J. Krelitz and Steven A. Krelitz, The Estate of
                            Philip J. Krelitz, Andrew C. Krelitz, Bennett A. Krelitz, Elen B. Krelitz, Pearl G.
                            Krelitz, Okabena Partnership K. DKDW Acquisition Corp. and registrant, filed as
                            Exhibit 2 to registrant's Current Report on Form 8-K dated March 2, 1995 is incorporated herein by this reference.



        2.4                 Stock Purchase and Redemption Agreement, dated as of November 30, 1995, by and among
                            Pharmaceutical Buyers, Inc., J. David McCay, The J. David McCay Living Trust, Robert
                            E. Korenblat and the registrant, filed with the registrant's Annual Report on Form
                            10-K for the year ended March 29, 1996 is incorporated herein by this reference.



        3.1                 Restated Certificate of Incorporation, filed as Exhibit 3.2 to registrant's Registration Statement on Form S-1 (Reg. No. 33-48730) is incorporated herein by this reference.



        3.2                 By-laws of the registrant, as currently in effect, filed as Exhibit 3.3 to registrant's
                            Registration Statement on Form S-1 (Reg. No. 33-48730) is incorporated herein by this reference.



        4.1                 Form of certificate for Common Stock, filed as Exhibit 4.1 to registrant's Registration Statement on Form S-1 (Reg. No. 33-48730) is incorporated herein by this reference.



        4.2*                Promissory Note executed by the Registrant in favor of Ricky Plotnick dated March 17, 1998.



        5.1*                Opinion of Armstrong, Teasdale, Schlafly & Davis.



       23.1*                Consent of Arthur Andersen LLP.



       23.2*                Consent of Armstrong, Teasdale, Schlafly & Davis (included in Exhibit 5.1).



       24.1*                Powers of Attorney (appears on page II-5).


* Filed herewith